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                                                                    Exhibit 10.1



                                                     July 14, 2004

Mr Robert W Tieken
3845 Yellow Creek W
Akron, OH  44333

RE:  CONSULTING AGREEMENT

Goodyear desires to retain you as a consultant, subject to the terms and conditions herein set forth.

1. The consulting services shall be rendered at times mutually arranged at Goodyear's office in Akron, Ohio or at another location upon Goodyear's request.

2. The term of this arrangement shall be from June 3, 2004 through July 31, 2004, unless sooner terminated for any reason by you or by Goodyear. In consideration of your services, Goodyear will pay you a total of $77,500, payable in equal monthly installments on the last day of each month. Additionally, Goodyear will provide reimbursement for any requested travel to the extent it is within Goodyear's travel guidelines during the time that you perform consulting services under this Agreement.

3. You agree to hold in confidence and not to disclose to or use for others during the term of this Agreement and any extension thereof, and for a period of ten (10) years following the termination thereof, information with respect to any data, ideas, suggestions, work results, designs, formulae, specifications, processes, or other secret or confidential information received from Goodyear in connection with, or which results from, the services to be performed hereunder, or with respect to any other matter of a secret or confidential nature which may come into your possession in the performance of your services for Goodyear hereunder, except such information as is or becomes general public knowledge, or which was previously in your possession or is disclosed to you independently by a third party legally authorized to do so, or the disclosure of which is authorized in writing by an officer of Goodyear. You further agree not to disclose the specific services performed by you hereunder. Information shall not be deemed to have become general public knowledge for the purposes of the above exceptions (i) merely because it is embraced by more general information in your possession or the possession of others, or (ii) merely because it is expressed in public literature in general terms not specifically in accordance with such confidential information received from Goodyear.

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R W Tieken                             -2-


4. You agree that any data, ideas, suggestions or work results arising out of your work hereunder, are and shall remain the sole property of Goodyear.

5. It is mutually understood that, in performing any services hereunder, you will not be subject to the control or direction of Goodyear as to the means or method of accomplishing the result desired or contemplated, but that you are acting as an independent contractor and shall not for any purpose hold yourself to be an employee or agent of Goodyear. In addition, you agree not to represent yourself to be a Goodyear consultant without the prior written consent of Goodyear.

6. You agree that you will be solely responsible for compliance with applicable federal, state and local income and other taxes on amounts paid pursuant to this letter agreement. You agree that you are not entitled to any Goodyear employee benefits with respect to service rendered under this consulting agreement.

7. Goodyear will provide you with office space at Goodyear's headquarters, security access to Goodyear facilities and garage parking.

8. Except for providing services to a competitor, customer, supplier or vendor of Goodyear or any other party that may have a conflict of interest with Goodyear, you are free to concurrently provide consulting services to third parties.

9. You warrant that you will not disclose to Goodyear or use in performance hereunder any information with respect to which you have a proprietary or confidential obligation to a third party.

10. This Agreement shall be effective beginning June 3, 2004 and shall expire July 31, 2004. This Agreement is not assignable by either party, the consulting services to be performed by you being personal to Goodyear. You agree, however, that your obligations, other than actually rendering consulting services, shall be binding on your heir, devisee or legal representative. In the event of your subsequent inability or unwillingness to continue consulting with Goodyear, Goodyear may terminate the Agreement. Such termination shall not affect Goodyear's rights to any intellectual property rights created theretofore or your obligations with respect to confidentiality hereunder.

11. Your consulting services will consist of providing assistance and advice to the Executive Vice President and Chief Financial Officer as well as other executives of Goodyear.

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R W Tieken                             -3-


If the foregoing meets with your acceptance, please execute and return the enclosed copy hereof to me.


ATTEST:                    THE GOODYEAR TIRE & RUBBER COMPANY

/s/ Bertram Bell           /s/ Kathleen T. Geier
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Assistant Secretary        Senior Vice President

ACCEPTED:

/s/ Robert W. Tieken
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7/26/04
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Date